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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                              December 17, 1999
              Date of Report (Date of earliest event reported)


                           WARNER-LAMBERT COMPANY
           (Exact name of registrant as specified in its charter)

                                  Delaware
               (State or other jurisdiction of incorporation)


          1-3608                                       22-1598912
     (Commission File Number)                (IRS Employer Identification No.)


      201 Tabor Road, Morris Plains, New Jersey               07950-2693
      (Address of principal executive offices)                (Zip Code)


                               (973) 385-2000
            (Registrant's telephone number, including area code)

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ITEM 5.    OTHER EVENTS

Financial Statements Restated Following the Acquisition of Agouron Pharmaceuticals Inc.

     On May 17, 1999, Warner-Lambert Company ("Warner-Lambert") completed the acquisition of Agouron Pharmaceuticals, Inc., a California corporation ("Agouron"), in a transaction accounted for as a pooling of interests. Under the pooling of interests method of accounting, the financial statements of both Warner-Lambert and Agouron are combined as if they were always one company. Accordingly, Warner-Lambert restated its consolidated balance sheets at December 31, 1998 and 1997, and the related consolidated statements of income and of cash flows for each of the three years in the period ended December 31, 1998. These restated consolidated financial statements are attached hereto as Exhibit 99.1 and are incorporated herein by reference. Management's discussion and analysis of the restated consolidated financial statements is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

        (c)    The following exhibits are filed with this report:

        (23.1) Consent of PricewaterhouseCoopers LLP

        (99.1) Warner-Lambert Company's restated Consolidated Balance Sheets as of December 31, 1998 and 1997 and restated Consolidated Statements of Income and Comprehensive Income and of Cash Flows for the years ended December 31, 1998, 1997 and 1996, and related notes thereto.

        (99.2) Warner-Lambert Company's 1998 restated Management's
               Discussion and Analysis.


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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WARNER-LAMBERT COMPANY


                              By:   /s/  Rae G. Paltiel
                                 --------------------------
                              Name:   Rae G. Paltiel
                              Title:  Secretary


Dated:  December 17, 1999



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                               EXHIBIT INDEX


      (23.1)  Consent of PricewaterhouseCoopers LLP

      (99.1) Warner-Lambert Company's restated Consolidated Balance Sheets as of December 31, 1998 and 1997 and restated Consolidated Statements of Income and Comprehensive Income and of Cash Flows for the years ended December 31, 1998, 1997 and 1996, and related notes thereto.

      (99.2)  Warner-Lambert Company's 1998 restated Management's
              Discussion and Analysis.